    As filed with the Securities and Exchange Commission on October 30, 1998

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             LXR BIOTECHNOLOGY INC.
              ---------------------------------------------------
              (Exact Name of Company as Specified in Its Charter)

                  Delaware                              680282856
       ----------------------------                -------------------
       (State or Other Jurisdiction                 (I.R.S. Employer
           of Incorporation or                     Identification No.)
              Organization)

                1401 Marina Way South, Richmond, California 94804
                -------------------------------------------------
                    (Address of Principal Executive Offices)

                             1993 Stock Option Plan
                      Other Written Compensation Contracts
                      ------------------------------------
                            (Full Title of the Plan)

                                   Shelli Geer
                             Chief Financial Officer
                             LXR Biotechnology Inc.
                1401 Marina Way South, Richmond, California 94804
                -------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (510) 412-9100
                     ---------------------------------------
                     (Telephone Number, Including Area Code,
                              of Agent For Service)

                                    Copy to:

                                  Timothy Hoxie
                         Heller Ehrman White & McAuliffe
              333 Bush Street, San Francisco, California 94104-2878
                                 (415) 772-6000

                         CALCULATION OF REGISTRATION FEE

=========================================================================================
                                                  Proposed       Proposed
                                                   Maximum       Maximum
                                    Amount        Offering      Aggregate      Amount of
    Title of Securities              to be          Price        Offering    Registration
      to be Registered            Registered    per Share(1)      Price           Fee
-----------------------------------------------------------------------------------------
Common Stock issuable under        3,100,000       $0.9375      $2,906,250       $808
the 1993 Stock Option Plan,
  $0.0001 par value
Common Stock issuable under         860,000        $0.9375      $  806,250       $224
  other written compensation
  contracts, $0.0001 par value
=========================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company's Common Stock reported on the American Stock Exchange on October 27, 1998.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission (the "Commission") by LXR Biotechnology Inc. (the "Company") are incorporated by reference in this registration statement:

        (a) The Company's annual report filed on Form 10-KSB/A for the fiscal year ended December 31, 1997;

        (b) The Company's quarterly reports on Form 10-Q for the periods ended March 30, 1998 and June 30, 1998;

        (c) The Company's current reports on Form 8-K, filed on January 7, 1998, March 17, 1998, April 16, 1998, April 29, 1998, and June 23, 1998.

ITEM 4.  DESCRIPTION OF  SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares of Common Stock offered hereby has been passed upon by Heller Ehrman White & McAuliffe, 333 Bush Street, San Francisco California 94104. Neil Flanzraich, a former shareholder of, and currently counsel to, that law firm is a member of the Board of Directors of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by Delaware law. Delaware law does not permit liability to be eliminated (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of Delaware law or (iv) for any transaction from which the director derived an improper personal benefit.

        The Bylaws of the Company also provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The Bylaws provide that the Company will advance to directors and executive officers expenses incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

        The Company has entered into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Delaware law and the Company's Bylaws, subject to certain exceptions, as well as certain additional procedural protections. In addition, the indemnification agreements provide generally that the Company will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

        The indemnification provisions in the Company's Bylaws, and the indemnity agreements entered into between the Company and its directors and executive officers, may permit indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 8.  EXHIBITS

           5     Opinion of Heller Ehrman White & McAuliffe
          23.1   Consent of KPMG Peat Marwick LLP, Independent Auditors
          23.2   Consent of Heller Ehrman White & McAuliffe (filed as part of Exhibit 5)
          24     Power of Attorney (See page II-5)
          99.1   1993 Stock Option Plan, as amended
         *99.2   September 24, 1996 Compensation Contract between the Company and Dr. Donald H. Picker
        **99.3   April 20, 1998 Compensation Contract between the Company and
                   G. Kirk Raab
          99.4   March 1998 Supplemental Option Plan for Directors

 * Incorporated by reference to Exhibit Number 10.34 to September 1996 Form
   10QSB.

** Incorporated by reference to Exhibit Number 10.48 to June 30, 1998 Form 10Q.

ITEM 9.  UNDERTAKINGS

        A.     The undersigned Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                      (i)    To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities
Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Company hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on this 30th day of October, 1998.

                                       LXR Biotechnology Inc.



                                       By: /s/ Shelli J. Geer
                                           -------------------------------------
                                           Shelli J. Geer
                                           Chief Financial Officer and Secretary
                                           (Principal Accounting Officer)

                      POWER OF ATTORNEY TO SIGN AMENDMENTS

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Paul J. Hastings, Shelli J. Geer, and Timothy Hoxie, or any of them, each with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

          Signature                             Capacity                        Date
-----------------------------     -------------------------------------     ----------------


/s/ Paul J. Hastings              Chief Executive Officer, President        October 26, 1998
-----------------------------     and Director
       Paul J. Hastings           (Principal Executive Officer)

/s/ G. Kirk Raab                  Chairman of the Board of Directors        October 26, 1998
-----------------------------
         G. Kirk Raab

/s/ L. David Tomei                Director                                  October 26, 1998
-----------------------------
    L. David Tomei, Ph.D.


/s/ Eugene Eidenberg
----------------------------      Director                                  October 26, 1998
     Eugene Eidenberg


                                  Director                                  October 26, 1998
-----------------------------
      Neil Flanzraich


/s/ Brian Brookover               Director                                  October 26, 1998
-----------------------------
     Brian Brookover


/s/ Kenneth R. McGuire            Director                                  October 26, 1998
-----------------------------
     Kenneth R. McGuire



/s/ William R. Hambrecht          Director                                  October 26, 1998
-----------------------------
     William R. Hambrecht


/s/ John C. Kane                  Director                                  October 26, 1998
-----------------------------
        John C. Kane


/s/ Shelli J. Geer                Chief Financial Officer and               October 26, 1998
-----------------------------     Secretary (Principal Financial and
        Shelli J. Geer            Accounting Officer)

                                Index to Exhibits


Item
No.                   Description of Item
----  ------------------------------------------------------
   5    Opinion of Heller Ehrman White & McAuliffe

  23.1  Consent of KPMG Peat Marwick LLP, Independent Auditors

  23.2  Consent of Heller Ehrman White & McAuliffe
        (filed as part of Exhibit 5)

  24    Power of Attorney (See page II-5)

  99.1  1993 Stock Option Plan, as amended

 *99.2  September 24, 1996 Compensation Contract between the
        Company and Dr. Donald H. Picker.

**99.3  April 20, 1998 Compensation Contract between the
        Company and G. Kirk Raab

  99.4  March 1998 Supplemental Option Plan for Directors

 * Incorporated by reference to Exhibit Number 10.34 to September 1996 Form
   10QSB.

** Incorporated by reference to Exhibit Number 10.48 to June 30, 1998 Form 10Q.